Exhibit 99.1

Lifetime Brands, Inc. Reports First Quarter 2013 Results

Company Reaffirms Sales Guidance for 2013

Board of Directors Authorizes $10 Million Stock Repurchase Program

GARDEN CITY, NY, — May 2, 2013 — Lifetime Brands, Inc. (NasdaqGS: LCUT), a leading global provider of branded kitchenware, tabletop and other products used in the home, today reported its financial results for the first quarter ended March 31, 2013.

•	Consolidated net sales for the quarter were $98.7 million, a decrease of $10.3 million, or 9.4%, as compared to $109.0 million for the corresponding period in 2012.

•	Net loss for the quarter was $632 thousand, as compared to net income of $1.3 million for the corresponding period in 2012.

•	Diluted net income (loss) per common share was $(0.05), as compared to $0.11 for the corresponding period in 2012.

Lifetime’s Board of Directors has authorized a program to repurchase up to $10 million of the Company’s common stock. The repurchase authorization permits the Company to effect the repurchases from time to time through open market purchases and privately negotiated transactions. The timing and amounts of any shares repurchased by the Company will be determined based on its evaluation of market conditions and other relevant factors, and may be modified, extended or terminated at any time. The Company will not repurchase shares of its common stock until after the Company’s trading window opens on Monday, May 6, 2013.

Jeffrey Siegel, Lifetime’s Chairman, President and Chief Executive Officer, remarked,

“Lifetime’s first quarter financial results were in line with our expectations. As I previously have noted, comparing quarterly results with prior periods can be misleading, as our sales in any one period can be heavily influenced by the timing of promotions and the roll-out of new programs.

“Revenues in the first quarter included net sales of $3.4 million attributable to Fred® & Friends, which we acquired in December 2012.

“Net sales at Creative Tops decreased by $3.8 million, compared to the 2012 period, due to the effects of the weak U.K. economy and the imposition of higher duties on ceramic products by the European Union.

“Our outlook for the year remains unchanged. We continue to foresee 2013 net sales increasing by 4-6%, based on modest improvements in the outlook for the U.S. economy and in the U.K., the roll-out of new programs and promotions and the inclusion of Fred® & Friends. We expect this growth to occur primarily in the third and fourth quarters.

“The new stock repurchase program affirms our commitment to delivering shareholder value, as well as our continued confidence in Lifetime’s business strategy to generate long-term, profitable growth by developing our brands, delivering innovative new products, investing in our systems and pursuing acquisitions that add new product categories or provide opportunities to expand into new international markets.”

Conference Call

The Company has scheduled a conference call for Thursday, May 2, 2013 at 11:00 a.m. ET. The dial-in number for the conference call is (877) 703-6110 or (857) 244-7309, passcode #75101690. A replay of the call will also be available through May 5, 2013 and can be accessed by dialing (888) 286-8010 or (617) 801-6888, conference ID #99844424. A live webcast of the conference call will be broadcast in the Investor Relations section of the Company’s web site, www.lifetimebrands.com. For those who cannot listen to the live broadcast, an audio replay of the call will also be available on the site.

Non-GAAP Financial Measures

This earnings release contains non-GAAP financial measures. For purposes of Regulation G, a non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statements of income, balance sheets, or statements of cash flows of the Company; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. Pursuant to the requirements of Regulation G, the Company has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures. These non-GAAP measures are provided because management of the Company uses these financial measures in evaluating the Company’s on-going financial results and trends. Management uses this non-GAAP information as an indicator of business performance.

Forward-Looking Statements

In this press release, the use of the words “believe,” “could,” “expect,” “may,” “positioned,” “project,” “projected,” “should,” “will,” “would” or similar expressions is intended to identify forward-looking statements that represent the Company’s current judgment about possible future events. The Company believes these judgments are reasonable, but these statements are not guarantees of any events or financial results, and actual results may differ materially due to a variety of important factors. Such factors might include, among others, the Company’s ability to comply with the requirements of its credit agreements; the availability of funding under such credit agreements; the Company’s ability to maintain adequate liquidity and financing sources and an appropriate level of debt; changes in general economic conditions which could affect customer payment practices or consumer spending; the impact of changes in general economic conditions on the Company’s customers; changes in demand for the Company’s products; shortages of and price volatility for certain commodities; significant changes in the competitive environment and the effect of competition on the Company’s markets, including on the Company’s pricing policies, financing sources and an appropriate level of debt.

Lifetime Brands, Inc.

Lifetime Brands, Inc. is a leading global provider of branded kitchenware, tabletop and other products used in the home. The Company markets its products under such well-known kitchenware brands as Farberware®, KitchenAid®, CasaMōda®, Cuisinart®, Cuisine de France®, Fred®, Guy Fieri®, Hoffritz®, Kizmos™, Misto®, Pedrini®, Roshco®, Sabatier®, Savora™ and Vasconia®; respected tabletop brands such as Mikasa®, Pfaltzgraff®, Creative Tops®, Gorham®, International® Silver, Kirk Stieff®, Sasaki®, Towle® Silversmiths, Tuttle®, Wallace®, V&A® and Royal Botanic Gardens Kew®; and home solutions brands, including Elements®, Melannco®, Kamenstein® and Design for Living™. The Company also provides exclusive private label products to leading retailers worldwide.

The Company’s corporate website is www.lifetimebrands.com.

Contacts:

Lifetime Brands, Inc.	Lippert/Heilshorn & Assoc.
Laurence Winoker, Chief Financial Officer	Harriet Fried, SVP
516-203-3590	212-838-3777
investor.relations@lifetimebrands.com	hfried@lhai.com

LIFETIME BRANDS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands - except per share data)

(unaudited)

	Three Months Ended March 31,
	2013	2012

Net sales	$98,657	$109,041

Cost of sales	62,345	68,581

Gross margin	36,312	40,460

Distribution expenses	10,796	11,744
Selling, general and administrative expenses	25,631	25,484

Income (loss) from operations	(115)	3,232

Interest expense	(1,162)	(1,698)

Income (loss) before income taxes and equity in earnings	(1,277)	1,534

Income tax benefit (provision)	399	(588)
Equity in earnings, net of taxes	246	398

NET INCOME (LOSS)	$(632)	$1,344

BASIC INCOME (LOSS) PER COMMON SHARE	$(0.05)	$0.11

DILUTED INCOME (LOSS) PER COMMON SHARE	$(0.05)	$0.11

Cash dividends declared per common share	$0.03125	$0.05

LIFETIME BRANDS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands - except share data)

(unaudited)

	March 31, 2013	December 31, 2012
	(unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$2,428	$1,871
Accounts receivable, less allowances of $3,751 at March 31, 2013 and $3,996 at December 31, 2012	62,152	97,369
Inventory	104,043	104,584
Prepaid expenses and other current assets	5,570	5,393
Income taxes receivable	1,319	—
Deferred income taxes	3,524	3,542

TOTAL CURRENT ASSETS	179,036	212,759

PROPERTY AND EQUIPMENT, net	30,907	31,646
INVESTMENTS	45,608	43,685
INTANGIBLE ASSETS, net	57,169	57,842
OTHER ASSETS	2,829	2,865

TOTAL ASSETS	$315,549	$348,797

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Revolving Credit Facility	$7,000	$7,000
Current maturity of Senior Secured Term Loan	5,250	4,375
Accounts payable	18,125	18,555
Accrued expenses	26,957	33,354
Income taxes payable	—	3,615

TOTAL CURRENT LIABILITIES	57,332	66,899

DEFERRED RENT & OTHER LONG-TERM LIABILITIES	20,256	21,565
DEFERRED INCOME TAXES	3,556	3,510
REVOLVING CREDIT FACILITY	31,339	53,968
SENIOR SECURED TERM LOAN	29,750	30,625

STOCKHOLDERS’ EQUITY
Preferred stock, $.01 par value, shares authorized: 100 shares of Series A and 2,000,000 shares of Series B; none issued and outstanding	—	—
Common stock, $.01 par value, shares authorized: 25,000,000; shares issued and outstanding: 12,818,864 at March 31, 2013 and 12,754,467 at December 31, 2012	128	128
Paid-in capital	143,461	142,489
Retained earnings	32,812	33,849
Accumulated other comprehensive loss	(3,085)	(4,236)

TOTAL STOCKHOLDERS’ EQUITY	173,316	172,230

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$315,549	$348,797

LIFETIME BRANDS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(unaudited)

	Three Months Ended March 31,
	2013	2012
OPERATING ACTIVITIES
Net income (loss)	$(632)	$1,344
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Provision for doubtful accounts	32	(25)
Depreciation and amortization	2,523	2,207
Deferred rent	(199)	(84)
Stock compensation expense	671	698
Undistributed equity earnings	(246)	(398)
Changes in operating assets and liabilities (excluding the effects of business acquisitions)
Accounts receivable	35,185	4,872
Inventory	541	(3,316)
Prepaid expenses, other current assets and other assets	29	410
Accounts payable, accrued expenses and other liabilities	(8,009)	(55)
Income taxes payable	(4,933)	(2,356)

NET CASH PROVIDED BY OPERATING ACTIVITIES	24,962	3,297

INVESTING ACTIVITIES
Purchases of property and equipment	(1,187)	(475)

NET CASH USED IN INVESTING ACTIVITIES	(1,187)	(475)

FINANCING ACTIVITIES
Repayments of bank borrowings, net	(22,629)	(1080)
Proceeds from the exercise of stock options	302	22
Cash dividend paid	(319)	(311)

NET CASH USED IN FINANCING ACTIVITIES	(22,646)	(1,369)

Effect of foreign exchange on cash	(572)	442

INCREASE IN CASH AND CASH EQUIVALENTS	557	1,895

Cash and cash equivalents at beginning of year	1,871	2,972

CASH AND CASH EQUIVALENTS AT END OF YEAR	$2,428	$4,867

LIFETIME BRANDS, INC.

Supplemental Information

(In thousands)

Consolidated EBITDA for the four quarters ended March 31, 2013
Three months ended March 31, 2013	$3,079
Three months ended December 31, 2012	17,868
Three months ended September 30, 2012	11,568
Three months ended June 30, 2012	5,584

Total for the four quarters	$38,099

Consolidated EBITDA for the four quarters ended March 31, 2012
Three months ended March 31, 2012	$6,222
Three months ended December 31, 2011	14,342
Three months ended September 30, 2011	13,524
Three months ended June 30, 2011	7,512

Total for the four quarters	$41,600

Reconciliation of GAAP to Non-GAAP Operating Results

		Three Months Ended
	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012
Net income (loss) as reported	$(632)	$15,154	$3,890	$559
Subtract out:
Undistributed equity earnings	(246)	(4,464)	(695)	(108)
Add back:
Income tax provision (benefit)	(399)	2,596	1,930	94
Interest expense	1,162	1,254	1,271	1,675
Depreciation and amortization	2,523	2,446	2,409	2,262
Stock compensation expense	671	662	679	754
Loss on early retirement of debt	—	—	1,015	348
Intangible asset impairment	—	—	1,069	—
Permitted acquisition related expenses	—	220	—	—

Consolidated EBITDA	$3,079	$17,868	$11,568	$5,584

LIFETIME BRANDS, INC.

Supplemental Information

(In thousands)

Reconciliation of GAAP to Non-GAAP Operating Results (continued)

		Three Months Ended
	March 31, 2012	December 31, 2011	September 30, 2011	June 30, 2011
Net income as reported	$1,344	$5,419	$7,533	$2,063
Subtract out:
Undistributed equity earnings	(398)	(925)	(1,113)	(393)
Add back:
Income tax provision	588	3,513	2,089	1,108
Interest expense	1,698	1,951	1,789	2,039
Depreciation and amortization	2,207	2,336	2,046	2,020
Stock compensation expense	698	690	682	675
Permitted acquisition related expenses	85	1,358	498	—

Consolidated EBITDA	$6,222	$14,342	$13,524	$7,512

Consolidated EBITDA is a non-GAAP measure that the Company defines as net income, adjusted to exclude undistributed equity earnings, income taxes, interest, depreciation and amortization, stock compensation expense and acquisition related expenses, as shown in the table above.